EXHIBIT 99.1

[VIRAGE LOGIC LOGO]

For more information:
Jim Pekarsky, CFO
(510) 360-8025
jrp@viragelogic.com

VIRAGE LOGIC REPORTS SECOND-QUARTER
FISCAL 2003 RESULTS

News Release Highlights:

•	Q2 revenues of $9.6 million, compared with $10.6 million for Q2 of fiscal 2002

•	Q2 GAAP (reported) net loss of $1.6 million, or $0.08 per share

•	Q2 pro forma net loss* of $1.1 million, or $0.05 per share

FREMONT, Calif., April 16, 2003 – Virage Logic Corp. (Nasdaq:VIRL), a leading provider of best-in-class semiconductor IP platforms, today reported its financial results for the second fiscal quarter ended March 31, 2003.

     Revenues for the second quarter were $9.6 million, compared with $10.6 million a year ago. Total license revenue for the second quarter was $9.0 million, compared with $10.2 million for the same period a year ago and $11.1 million for the prior quarter. Royalties for the second quarter were a record $579,000, compared with royalties of $408,000 for the same quarter a year ago and $515,000 for the previous quarter.

     As reported under generally accepted accounting principles (GAAP) in the U.S., net loss for the second quarter of fiscal 2003 — including non-cash amortization expenses for deferred stock compensation of $441,000, amortization of purchased technology of $97,000 and net interest income of $139,000 — was $1.6 million, or $0.08 per share. Net income under GAAP for the same period a year ago — including non-cash amortization expenses for deferred stock compensation and warrants of $742,000, and net interest income of $260,000 - was $512,000, or $0.02 per diluted share.

     Pro forma net loss for the second quarter of fiscal 2003 was $1.1 million, or $0.05 per share, compared with pro forma net income of $1.2 million, or $0.06 per diluted share for the second quarter of fiscal 2002. Pro forma net loss for the second quarter included a pro forma operating loss of $1.8 million, and net interest income of $139,000, as well as a tax benefit of $557,000.

*Pro forma results represents the company’s operating results, excluding non-cash items resulting from deferred stock compensation for stock options and warrants in connection with the company’s initial public offering and acquisition activity, as well as the amortization of purchased technology, plus net interest income and a tax benefit calculated using a tax rate which may differ from the rate used under GAAP.

     For the first six months of fiscal 2003, revenues were $21.2 million, up from $20.3 million for the first six months of the prior fiscal year. Reported net loss for the first six months of fiscal 2003, including non-cash amortization expenses of $1.0 million for deferred stock compensation and amortization of purchased technology of $194,000, was $2.0 million or $0.09 per share. Reported net income for the same period of fiscal 2002, including non-cash amortization expenses for deferred stock compensation and warrants of $1.6 million, was $844,000, or $0.04 per diluted share.

     “The global business environment continues to be very difficult,” said Adam Kablanian, chairman, president and chief executive officer. “As a result, some of our customers have delayed their purchases of our products. This has clearly impacted our current revenues, but on the positive side, we have signed several royalty agreements during the quarter, which should provide additional revenues for Virage Logic in the future.”

Additional Recent Business Highlights

During the second quarter, Virage Logic:

•	Signed a wafer-based royalty-bearing agreement with Chartered Semiconductor Manufacturing Ltd. for the 0.13-micron process, adding Chartered as the latest foundry customer — in addition to Taiwan Semiconductor Manufacturing Company and United Microelectronics Corporation — with a royalty agreement on the 0.13-micron process node

•	Announced a licensing and royalty-bearing agreement with NEC Electronics Corp. for widespread use for a broad suite of Virage Logic’s memory products based on the 0.13-micron process, including the STAR Memory System™ with integrated self-test and repair and the Area, Speed and Power (ASAP) Memory™ embedded SRAM for use in development of its next-generation products; Virage Logic is now a significant supplier of embedded memories for NEC’s 0.13-micron process

•	Strengthened and expanded its existing licensing agreement with Atmel Corporation (Nasdaq:ATML) to include Virage Logic’s ASAP Memory product line on the 0.13-micron process, allowing Atmel to gain key design advantages in area and performance for products in Atmel’s end customer markets

•	Entered into a licensing agreement with a major defense contractor for embedded memory products — including the STAR Memory System — based on IBM’s 0.13-micron process

•	Signed four new direct royalty agreements for the STAR Memory System, including three for high-volume consumer applications, bringing the total number of STAR Memory System licensees to over 45

•	Shipped products under licensing agreements to 34 customers – 26 existing and eight new.

Business Outlook

     Virage Logic also noted today that given the company’s current lack of visibility in a difficult business environment, for the third quarter of fiscal 2003, the company expects total revenues and pro forma operating expenses to be relatively flat with the second quarter of fiscal 2003. Net interest income and the company’s effective tax rate are expected to remain fairly consistent on a sequential basis. Although this earnings release will be available on the company’s website, the company disclaims any duty or intention to update this or any other forward-looking statements.

Use of Non-GAAP Financial Measure

     This press release includes a financial measure for loss per share that excludes certain non-cash charges and that has not been calculated in accordance with generally accepted accounting principles (GAAP). This measure differs from GAAP in that it excludes deferred stock-based compensation for stock options and warrants in connection with the company’s initial public offering and acquisition activity, as well as the amortization of purchased technology, and assumes a 34% tax rate for the six-month period ended March 31, 2003, and a 37% tax rate for the six-month period ended March 31, 2002, which may differ from the company’s GAAP tax rate. Virage Logic has previously provided this measurement in addition to GAAP because the company believes it provides a consistent basis for comparison between quarters that is not influenced by certain non-cash and non-recurring expenses or by changes in the company’s effective tax rate, and therefore is helpful to understanding the company’s underlying operational results. This measure should not be considered an alternative to GAAP, and this non-GAAP measure may not be comparable to information provided by other companies. The reconciliation of GAAP to non-GAAP measurements for earnings per share for the recently completed quarter is set forth below.

Webcast and Taped Replay

     An archived webcast of management’s conference call regarding second-quarter results will be available to all investors from April 16, 2003, until April 16, 2004, on the Virage Logic website at http://www.viragelogic.com/company/ir.html. In addition, a telephonic replay will be available through April 23 at 719-457-0820, access code 654224.

About Virage Logic

     Virage Logic Corp. (Nasdaq:VIRL) is a leading provider of best-in-class semiconductor IP platforms based on memory, logic, I/Os and IP development tools that are silicon proven and production ready. Virage Logic meets market demands for cost reduction, while improving performance and reliability for fabless and integrated device manufacturer (IDM) companies focused on the consumer, communications and networking, handheld and portable, and graphics markets. Virage Logic is headquartered in Fremont, California and has sales and support offices worldwide. For more information, visit or call (877) 360-6690 (toll free) or (510) 360-8000.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to trends, business outlook, products and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to forecast its business, including its revenue outlook; Virage Logic’s ability to continue to develop new products, maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic’s technologies by semiconductor companies and increases in the demand for their products; the company’s ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company’s ability to obtain royalty revenues from customers in addition to license fees; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for embedded memories; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2002, filed with the Securities and Exchange Commission (SEC) on December 16, 2002, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

All trademarks are the property of their respective owners and are protected herein.

- Financial Statements Attached -

Virage Logic Corporation
Consolidated Statements of Operations
(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended

	Mar. 31, 2003	Mar. 31, 2002	Mar. 31, 2003	Mar. 31, 2002

Revenues:
License	$9,046	$10,239	$20,096	$19,533
Royalties	579	408	1,094	761

Revenues	9,625	10,647	21,190	20,294
Cost of revenues	2,239	2,175	4,890	4,099

Gross profit	7,386	8,472	16,300	16,195
Operating expenses:
Research and development	5,021	3,028	9,650	5,868
Sales and marketing	2,930	2,716	6,013	5,225
General and administrative	1,309	1,105	2,494	2,130
Stock-based compensation	441	712	1,016	1,552

Total operating expenses	9,701	7,561	19,173	14,775

Operating income (loss)	(2,315)	911	(2,873)	1,420
Interest income and other, net	139	260	388	698

Income (loss) before taxes	(2,176)	1,171	(2,485)	2,118
Income tax provision (benefit)	(611)	659	(535)	1,274

Net income (loss)	$(1,565)	$512	$(1,950)	$844

Earnings per share:
Basic	$(0.08)	$0.03	$(0.09)	$0.04
Diluted	$(0.08)	$0.02	$(0.09)	$0.04
Shares used in computing per share amounts:
Basic	20,729	19,624	20,649	19,475
Diluted	20,729	21,194	20,649	20,872

Virage Logic Corporation
Reconciliation of Pro Forma Net Income to Reported Results
(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended

	Mar. 31, 2003	Mar. 31, 2002	Mar. 31, 2003	Mar. 31, 2002

Pro forma net income (loss)	$(1,081)	$1,205	$(841)	$2,350
Revaluation of warrants	—	30	—	60
Stock-based compensation	441	712	1,016	1,552
Amortization of purchased technology	97	—	194	—
Income tax provision (benefit)	(54)	(49)	(101)	(106)

Total reconciling items	484	693	1,109	1,506
Reported net income (loss)	$(1,565)	$512	$(1,950)	$844

Virage Logic Corporation
Pro Forma Consolidated Statements of Operations
(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended

	Mar. 31, 2003	Mar. 31, 2002	Mar. 31, 2003	Mar. 31, 2002

Revenues:
License	$9,046	$10,239	$20,096	$19,533
Royalties	579	408	1,094	761

Revenues	9,625	10,647	21,190	20,294
Cost of revenues	2,239	2,175	4,890	4,099

Gross profit	7,386	8,472	16,300	16,195
Operating expenses:
Research and development	5,021	3,028	9,650	5,868
Sales and marketing	2,930	2,716	6,013	5,225
General and administrative	1,212	1,075	2,300	2,070

Total operating expenses	9,163	6,819	17,963	13,163

Operating income (loss)	(1,777)	1,653	(1,663)	3,032
Interest income and other, net	139	260	388	698

Income (loss) before taxes	(1,638)	1,913	(1,275)	3,730
Income tax provision (benefit)	(557)	708	(434)	1,380

Pro forma net income (loss)	$(1,081)	$1,205	$(841)	$2,350

Pro forma earnings per share:
Basic	$(0.05)	$0.06	$(0.04)	$0.12
Diluted	$(0.05)	$0.06	$(0.04)	$0.11
Shares used in computing per share amounts:
Basic	20,729	19,624	20,649	19,475
Diluted	20,729	21,194	20,649	20,872

Pro forma statements of operations are intended to present the company’s operating results, excluding non-cash items resulting from deferred stock compensation for stock options and warrants issued, and the amortization of purchased technology.

The tax provision (benefit) in the pro forma statement for the fiscal year 2003 periods is computed using a tax rate of 34%, as compared with 37% for the fiscal year 2002 periods.

A reconciliation from pro forma net income to the reported results is presented on the prior page.

The format presented above is not in accordance with Generally Accepted Accounting Principles.

Virage Logic Corporation
Consolidated Balance Sheets
(In thousands)

	March 31, 2003	Sept. 30, 2002

ASSETS
Current assets:
Cash and cash equivalents	$38,854	$35,422
Investments	20,090	5,008
Accounts receivable, net	11,596	15,688
Costs in excess of related billings on uncompleted contracts	608	820
Prepaid expenses and other	4,198	2,512
Taxes receivable	148	—

Total current assets	75,494	59,450
Property, equipment and leasehold improvements, net	7,185	5,708
Intangible assets, net	13,123	13,315
Deferred tax assets	2,442	2,442
Long-term investments	—	19,029
Other long-term investments	413	410

Total assets	$98,657	$100,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$318	$438
Accrued expenses	5,899	4,240
Current portion of capital lease obligations	38	96
Deferred revenue	2,630	2,936
Income taxes payable	—	2,049

Total current liabilities	8,885	9,759
Deferred tax liability	1,343	1,343
Deferred acquisition costs	500	1,000

Total liabilities	10,728	12,102
Stockholders’ equity:
Common stock	21	20
Additional paid-in capital	109,172	110,530
Unrealized gains and losses	5	28
Deferred stock-based compensation	(319)	(3,326)
Accumulated deficit	(20,950)	(19,000)

Total stockholders’ equity	87,929	88,252

Total liabilities and stockholders’ equity	$98,657	$100,354

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